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                                                                    Exhibit 10.2

                               FIRST AMENDMENT TO

                          M/I SCHOTTENSTEIN HOMES, INC.

                       DIRECTOR DEFERRED COMPENSATION PLAN
                       -----------------------------------



WHEREAS, in 1997, M/I Schottenstein Homes, Inc. ("Company") adopted the M/I Schottenstein Homes, Inc. Director Deferred Compensation Plan ("Plan") to provide is Directors with an opportunity to defer all or a portion of their Eligible Compensation and to invest in the Company's Common Shares;

WHEREAS, the Company also retained in Section 9 of the Plan the right to amend the Plan at any time;

NOW, THEREFORE, effective on the date this amendment is approved by the Board and accepted by each Participant:

1.       Plan Section 5.B. is amended to read, in its entirety, as follows.

         B. Method of Distribution. A Participant's Deferred Compensation Account shall be distributed to he Participant in whole Common Shares in a single lump sum payment.

2.       Plan Section 5.C. is amended to read, in its entirety, as follows:

         C. Hardship Distributions. Prior to the time a Participant's Deferred Compensation Account becomes payable, the Plan Administrator, in its sole discretion, may elect to distribute all or a portion of such account in the event such Participant requests a distribution due to severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Plan Administrator determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant's family, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship and shall

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         be made by distributing the appropriate number of Common Shares.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer.


                               M/I SCHOTTENSTEIN HOMES, INC.



                               By: /s/ Robert H. Schottenstein
                                   ---------------------------------------

                               Its: President
                                    --------------------------------------
                                             Name (please print)

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                    PARTICIPANT ACCEPTANCE AND ACKNOWLEDGMENT

                                  OF EFFECT OF

                   AMENDMENT TO M/I SCHOTTENSTEIN HONES, INC.

                       DIRECTOR DEFERRED COMPENSATION PLAN


To:      Plan Administrator
         M/I Schottenstein Homes, Inc. Director Deferred Compensation Plan

I understand that the M/I Schottenstein Homes, Inc. Director Deferred Compensation Plan ("Plan") has been amended to limit distributions to shares of the Company's common stock. By signing below, I accept and agree to that modification as it affects all of my Plan benefits (i.e., those accrued both before and after that amendment). I also agree that this acceptance and acknowledgment will bind me, my heirs and assigns any other person claiming a Plan benefit through me, including my Beneficiary.


--------------------------          ------------------------------------------
          Date                                     Signature

                                    ------------------------------------------
                                               Name (please print)

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